EXHIBIT 10.36
NEWELL BRANDS
SUPPLEMENTAL EMPLOYEE SAVINGS PLAN

AMENDMENT

THIS AMENDMENT is made by Newell Operating Company, a Delaware corporation, (the “Company”) to the Newell Brands Supplemental Employee Savings Plan (the “Plan”), which was established effective January 1, 2018, and most recently amended effective March 1, 2022.
WITNESSETH:
WHEREAS, the Company sponsors and maintains the Plan for the exclusive benefit of eligible employees of the Company and of certain of its affiliates who are participating employers;
WHEREAS, under Section 8.1 of the Plan, the Plan may be amended by action of the Board of Directors of the Company (the “Board”); and
WHEREAS, the Board has determined that it is appropriate to amend the Plan, effective as of the date hereof, (i) to restrict the deferral of annual bonuses to up to 75% of the annual bonus earned during the applicable Plan Year, and (ii) to clarify that no Eligible Employee may enroll in the Plan during the fourth quarter of the Plan Year.
NOW, THEREFORE, the Company hereby amends the Plan as follows, to be effective as November 14, 2025.
1.Section 2.2 is amended to add the following language to the end thereof:
“An Eligible Employee must enroll in the Plan by September 30 if they wish to participate in the Plan for that Plan Year. Enrollments received after September 30 of a Plan Year shall apply to the following Plan Year.”
2.Section 3.3 is amended to remove the phrase “up to 100% of his Annual Bonus earned for the applicable Plan Year;” and to add the following language in the place thereof:

“up to 75% of his Annual Bonus earned for the applicable Plan Year;”

3.Except as specifically amended above, the Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by its duly authorized representative to be effective as of November 14, 2025.

NEWELL OPERATING COMPANY

By:     /s/ Bradford R. Turner
Name:    Bradford R. Turner
Title:    Chief Legal and Administrative Officer and Corporate Secretary